                                                                   Exhibit 10.24

                                    SUBLEASE

            This Sublease (this "Sublease") , dated as of December 31, 2000 between THE CHASE MANHATTAN BANK, a New York banking corporation having an address at Two Chase Manhattan Plaza, New York, New York 10017 ("Sublessor")., and CREDIT SUISSE FIRST BOSTON (USA), INC., a Delaware corporation, having an address at 277 Park Avenue, New York, New York 10172 (successor in interest to Donaldson Lufkin & Jenrette, Inc.; "Sublessee")

                                  WITNESSETH:

            WHEREAS, Sublessor has entered into an Assignment Agreement, dated as of the date hereof, by and between Sublessee, as assignor and Sublessor, as assignee (as same may hereafter be amended, modified or supplemented, the "Assignment") for premises presently occupied by Sublessee and described in the Assignment and located in the building (the "Building") known as 277 Park Avenue, New York, New York; and

            WHEREAS, Sublessee desires to sublease from Sublessor certain premises (as the same may be constituted from time to time, the "Demised Premises") more particularly described on Exhibit A attached hereto and made a part hereof, and Sublessor desires to sublease the Demised Premises to Sublessee upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

      1. Defined Terms. Each capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Assignment.

      2.    Demise and Term.

            A. For and during the term established below, Sublessor leases to Sublessee the Demised Premises. The leasing of the Demised Premises by Sublessee shall include the right of Sublessee during the term of this Sublease (a) to access the Building common areas in common with the other tenants in the Building and (b) to use all fixtures, improvements and betterments owned or leased by Landlord which, at any time during the term of this Sublease, are attached to or installed in the Demised Premises, all subject to such restrictions, rules, regulations, security arrangements and charges (if any) as are provided for in the Lease or this Sublease.
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            B. The term of this Sublease shall commence on the Effective Date
(the "Commencement Date ") and expire on the applicable Delivery Date with respect to the Initial Space, the Second Space and each Partial Block delivered to Sublessor pursuant to the terms of the Assignment, as more particularly described on Exhibit B of the Assignment (as to each, the "Expiration Date"), unless sooner cancelled or otherwise terminated as provided in this Sublease, provided, however, that in any event this Sublease shall terminate no later than December 31, 2002 (the "Final Termination Date").

            C. If for any reason the Lease is terminated prior to the Expiration Date of this Sublease, other than by reason of Sublessor's default thereunder (not due to Sublessee's default under this Sublease), this Sublease shall be deemed to have been terminated on the date that is one(1) day prior to the date of termination of the Lease and Sublessor shall not be liable to Sublessee by reason thereof for damages or otherwise, except that Sublessor shall return to Sublessee that portion of any Rent (hereinafter defined) paid in advance by Sublessee, if any, which is applicable to the period following the date of such termination.

            3. Use.

            Sublessee may use the Demised Premises as general and administrative offices and uses incidental thereto subject to the provisions of the Lease, and for no other purpose. Notwithstanding anything contained herein to the contrary, any subsidiary, parent company, affiliate, contract employee, auditor, client or successor of Sublessee may use or occupy the Demised Premises for the purposes herein stated, provided such use and occupancy shall comply with the provisions of the Lease.

            4. Base Rent.

            A. Sublessee shall pay to Sublessor, Rent (as hereinafter defined) due, as calculated by Sublessee, in lawful money of the United States, at the address set forth above or at such other address as Sublessor may by notice designate, rent (the "Rent") as set forth on Exhibit C attached hereto and made a part hereof which as of the Commencement Date is all of the base Rent payable under the Lease with respect to the Leased Premises. To the extent that Sublessor disagrees with the amount of Rent paid by Sublessee, it shall notify Sublessee of the same and the parties agree to cooperate to resolve any such dispute in accordance with the terms and provisions of Section 15 of the Assignment.


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

            Rent shall be payable in equal monthly installments in advance, commencing on the Commencement Date and thereafter on the first day of each month during the term of this Sublease and during any period which Sublessee holds over in the Demised Premises or any part thereof, without counterclaim, setoff or deduction whatsoever. To the extent the Commencement Date is a date other than the first day of a month and Sublessee has already paid rent due under the Lease with respect to the month in which such Commencement Date occurs, Sublessee's obligation to pay Rent hereunder shall begin on the Commencement Date, but Sublessee shall receive a credit for the Rent paid to the Landlord for the month in which the Commencement Date occurs.

            B. In addition to the Rent, Sublessee shall pay to Sublessor, as additional rent hereunder, all additional rent payable by Sublessor under the Lease attributable to the Demised Premises for the period from the Commencement Date (except as otherwise provided herein) through the Expiration Date as follows:

            (i) commencing on the Commencement Date, all Real Estate Taxes payable by Sublessor under the Lease attributable to the Demised Premises;

            (ii) commencing on the Commencement Date, all Operating Expenses payable by Sublessor under the Lease attributable to the Demised Premises;

            (iii) all other sums of money attributable to the Demised Premises as shall be payable by Sublessor to Landlord under the Lease, it being the intent of the parties hereto to provide a direct pass-through to Sublessee of all costs, expenses and payments payable by Sublessor under the Lease attributable to the Demised Premises, provided, that if such other sums of money are not specifically allocable to the Demised Premises then such sums shall be shared by Sublessor and Sublessee on a pro rata basis (which, as appropriate, will be based on relative square footage leased by each party, and otherwise on an equitable basis)

            Real Estate Taxes and Operating Expenses attributable to the Demised Premises shall be payable in the same manner as provided in Article 11 of the Lease and shall be based on Landlord's statements, including estimates, rendered to Sublessor with respect to such items, which statements shall be made available by


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

Sublessor to Sublessee promptly after receipt thereof from Landlord. To the extent that any amounts paid by Sublessee on account of any of such items are based on estimates provided by Landlord and exceed the amount actually due and payable by Sublessee hereunder, such overpayment shall, in accordance with the procedure by which overpayment of such an item is treated under the Lease, be either refunded to Sublessee or credited against the amounts next coming due from Sublessee for the applicable item pursuant to this Section 4B promptly after Sublessor has received the refund or credit from Landlord; provided, however, that if such overpayment shall have been credited to Sublessee and is not fully reimbursed by such credit prior to the expiration of the term of this Sublease, then, promptly following the expiration or earlier termination of the term of this Sublease, so long as Sublessor is receiving a corresponding credit from Landlord, Sublessor shall reimburse Sublessee for the remaining balance of such overpayment less any amounts Sublessee may owe to Sublessor upon the expiration of the term of this Sublease. To the extent that any estimated amounts so paid by Sublessee are less than the amount actually due and payable hereunder by Sublessee, Sublessee shall pay the difference to Sublessor within ten (10) days after notice thereof. If after Sublessee has made any payments hereunder on account of Real Estate Taxes, Sublessor shall be entitled under the Lease to a net refund or credit with respect to such Real Estate Taxes, Sublessee shall be entitled hereunder to a proportionate share of such net refund or credit to the extent Sublessor receives such refund or credit from Landlord. If any refund or credit results from an audit, challenge or other proceeding instituted by Sublessor, Sublessor shall be entitled to first deduct from any such refund or credit Sublessor's actual expenses incurred in connection with obtaining such refund or credit and Sublessee shall be entitled to its proportionate share of the net refund or credit within ten (10) days after receipt by Sublessor. Sublessee's payments under this Section 4B for any partial lease year shall be prorated on a per diem basis. If Sublessee disputes payments due under this paragraph 4B relating to Operating Expenses, Real Estate Taxes or other additional rent items relating to the Demised Premises, Sublessor, at Sublessee's cost and expense (unless such dispute relates to a period of time or a portion of the Demised Premises affecting both Sublessor and Sublessee, in which case, the parties shall share the costs and expenses proportionately) shall in good faith dispute such items in accordance with the terms and provisions of the Lease and Sublessee shall indemnify Sublessor from liability, cost or expense arising from or relating to such dispute. Sublessee shall have the right to have a representative present at all meetings and discussions with the Landlord which relate to any dispute regarding such Operating Expenses, Taxes or other additional rent items. The provisions of this
Section 4B shall survive the Expiration Date or sooner termination of this Sublease.


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            C. As to any additional charges under the Lease which are
attributable to the Demised Premises, such as, for example and without limitation, charges under the Lease for services furnished pursuant to the Lease or for repair of damage to the Demised Premises, Sublessee shall pay to Sublessor, as additional rent under this Sublease, within ten (10) days after receipt by Sublessee of the relevant statement, an amount equal to all such charges. Sublessor shall provide Sublessee with copies of statements received from Landlord evidencing such additional charges.

            D. If Sublessee shall fail to pay any installment of Rent or any additional rent when due and such failure shall continue for a period of five
(5) Business Days after Sublessee has received notice of such failure, such unpaid amount shall bear interest at the Prime Rate, from the due date until paid.

            E. The term "rent" or "rents" as used in this Sublease shall mean the Rent and all additional rent payable under this Sublease.

            5.    Sublease Subject to Lease.

            This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Assignment and the Lease and to the matters to which the Assignment or the Lease is or shall be subordinate. A true and complete copy of the Assignment is annexed hereto and made a part hereof as Exhibit D. Sublessee shall not do, or permit to be done, anything that would constitute a breach or violation of any term, covenant, or condition of the Assignment, the Lease or the Rules and Regulations promulgated thereunder or other default under the Lease on the part of Sublessor, as tenant thereunder.

            6.    Incorporation by Reference.

            All of the terms, covenants and conditions contained in the Lease are incorporated by reference into this Sublease, except where inconsistent with or modified by the terms of this Sublease, and are also subject, without limitation, to the following specific exceptions and/or modifications:

            A. The following portions of the Lease are not incorporated into this Sublease but shall continue in full force and effect in the Lease: Section 1.1, Section 1.3, Section 1.4, Article 3, Article 4, Section 5.5, the 2nd and penultimate sentences of Section 6.1, Section 6.2, Section 8.11, Section 8.12,
Article 10, Section 12.8, Article 20, Article 25, the 6th, 7th, 8th and 9th sentences of Article 26, Article 32,


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Article 37, Article 43, Article 44, Article 45, Article 46, Article 47, Exhibit
A, Exhibit C, Exhibit D, Exhibit E, Exhibit N, Exhibit R, Exhibit U, Exhibit DD and Exhibit KK.

            B. To the extent possible, the provisions of the Lease incorporated by reference into this Sublease shall be construed as consistent with and complementary to the other provisions of this Sublease, but in the event of any inconsistency, the provisions of this Sublease shall control.

            C. If Landlord shall default in the performance of any of its obligations with respect to the Demised Premises, Sublessee shall notify Sublessor in writing of the nature of the default in question and request that Sublessor enforce its rights against Landlord, but Sublessor shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Landlord. If, after written notice from Sublessee, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Landlord with respect to the Demised Premises within a reasonable time considering the nature of Landlord's default, Sublessee shall have the right, at Sublessee's sole cost and expense, to assert Sublessor's rights against Landlord. Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements) which Sublessor may incur by reason of such assertion of rights by Sublessee against Landlord. Sublessee shall provide the required defense by counsel reasonably acceptable to Sublessor and Sublessor shall not seek reimbursement from Sublessee for separate counsel to Sublessor unless there is a conflict or Sublessee is not prosecuting the case to Sublessor's reasonable satisfaction.

            D. In order to facilitate the coordination of the provisions of this Sublease with those of the Lease, unless otherwise stated herein, the time periods contained in provisions of the Lease that are incorporated by reference into this Sublease and for which the same action must be or has been taken under the Lease (such as, for example and without limitation, the time limit for the curing of a default under this Sublease that is also a default under the Lease), are changed for the purpose of incorporation by reference by shortening or lengthening that period in each instance by three (3) Business Days so that in each instance, Sublessee shall have that much less time to observe or perform hereunder than Sublessor has as the tenant under the Lease and Sublessor shall have that much more time to observe, perform, consent, approve, or otherwise act hereunder than the Landlord has under the Lease. Notwithstanding anything contained in this subsection to the contrary, if


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the time period enumerated in the Lease is three (3) days or less, the time for observance or performance hereunder shall be reduced by one (1) day.

            E. Whenever the approval or consent of Sublessor is required under any provision of the Lease or this Sublease, Sublessee shall first be required to obtain and furnish to Sublessor the written approval or consent of Landlord.

            7.    Performance by Landlord.

            A. Sublessee will look solely to Landlord for performance of the services and obligations specified in the Lease to be provided or performed by Landlord thereunder, including, without limitation, heat, ventilating and air conditioning, utilities, repairs, restoration, alterations, reimbursement, cleaning, elevator service, hot and cold water and light bulb replacement. If Landlord shall default or delay in the performance or observance of any of its agreements or obligations under the Lease (including, but not limited to, any obligation for the payment of money or to perform or furnish any work, services or utilities at or to the Demised Premises or the Building), Sublessor shall have no obligation, liability or responsibility therefor to Sublessee and Sublessor shall be excused from the performance or observance of the corresponding obligation, if any, which may be owed by Sublessor to Sublessee under this Sublease. Any condition resulting from such default or delay by Landlord shall not constitute an eviction, actual or constructive, of Sublessee. No such default or delay shall excuse Sublessee from the performance or observance of any of its obligations to be performed or observed under this Sublease or shall entitle Sublessee to terminate this Sublease or to any reduction in or abatement of the rent or other charges provided for in this Sublease. In furtherance of the foregoing, Sublessee does, to the extent permitted by law, and except for the willful misconduct or gross negligence of Sublessor or breach of its obligations hereunder, hereby waive any cause of action and any right to bring an action against Sublessor by reason of any act or omission of Landlord under the Lease.

            B. Sublessor and Sublessee shall enter into an agreement, substantially in the form of Exhibit E attached hereto, providing for the sharing of various facilities and services during the term of this Sublease.

            8.    Condition of Demised Premises.

            Sublessee is presently in possession of the Demised Premises, is fully familiar with the condition thereof, is leasing and accepts the Demised Premises "AS IS". Without limiting the generality of the foregoing, Sublessor shall have no


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obligation to make, supply or perform any alterations, services, material, fixtures, equipment, or decorations to the Demised Premises. In entering into this Sublease, Sublessee has relied solely on its prior and current occupancy of the Demised Premises and such investigations, examinations, and inspections as Sublessee has chosen to make and Sublessee acknowledges that Sublessor has afforded Sublessee the opportunity for full and complete investigations, examinations, and inspections. Sublessee shall maintain the Demised Premises in accordance with the terms of the Lease.

            9.    Fire or Casualty and Condemnation.

            If the Demised Premises or the Building (in such a manner that materially interferes with Sublessee's use of the Demised Premises or reasonable access thereto) shall be damaged, in whole or in part, by fire or other casualty or condemned or taken in any manner for any public or quasi-public use, the Rent paid under this Sublease shall be reduced, in the same proportion, if any, and for the same period, in which the Rent payable for the Demised Premises shall be reduced under the Lease. Sublessor shall not be responsible for restoration nor for any inconvenience or annoyance to Sublessee or injury to Sublessee's business resulting in any way from such damage or the repair or restoration or for such condemnation. This Sublease will continue in full force and effect, subject to the foregoing provisions and subject to Sublessor's rights and the rights of Landlord to terminate the Lease. The foregoing notwithstanding, if the Demised Premises or the Building (in such a manner that materially interferes with Sublessee's use of the Demised Premises or reasonable access thereto) shall be damaged, in whole or in part, by fire or other casualty and the estimated time required to repair such damage, as set forth in a statement submitted by Landlord, exceeds thirty (30) days, Sublessee may elect to terminate this Sublease either with respect to the damaged portion thereof or in its entirety, by notice to Sublessor. If Sublessee elects to terminate this Sublease, it shall assign to Sublessor, effective on such termination, the proceeds of its insurance with respect to leasehold improvements and items of furniture, fixtures and equipment being conveyed to Sublessor in connection with the Assignment. If the Demised Premises shall be condemned or taken as aforesaid in whole, or in the case of a partial condemnation or taking if the estimated time period required to restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking shall exceed thirty (30) days, Sublessee may elect to terminate this Sublease either with respect to the portion thereof so effected or in its entirety, by notice to Sublessor. Sublessee agrees that it shall be the obligation of the Landlord and not of Sublessor to repair, restore or rebuild the Demises Premises as provided in the Lease.


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

            10.   Assignment and Subletting.

            A. Sublessee shall not assign, sell, mortgage, pledge, or in any manner transfer this Sublease or any interest therein, or permit any of the foregoing to occur involuntarily, by operation of law, or otherwise, or sublet the Demised Premises or any part or parts thereof, grant any concession or license, or otherwise permit occupancy of all or any part of the Demised Premises by any person other than Sublessee.

            B. Notwithstanding anything contained herein to the contrary, Sublessee may, without the consent of Sublessor or Landlord, sublet the Demised Premises or assign this Sublease to a subsidiary, parent company, affiliate or successor.

            11.   Insurance.

            Sublessee shall comply with the insurance requirements imposed upon Sublessor as "Tenant" under Article 17 of the Lease as incorporated herein. Such insurance shall name Sublessor as an additional insured, in addition to the other entities which are required to be named as additional insureds pursuant to the Lease. Sublessee shall furnish Sublessor and Landlord with certificates evidencing such insurance prior to the Commencement Date.

            12.   Alterations.

            Subject to the terms and provisions of the Shared Services Agreement substantially in the form of Exhibit E attached hereto, Sublessee shall not make any alterations or improvements at the Demised Premises, without the consent of Sublessor, which consent shall not be unreasonably withheld, provided, that any such alterations do not (y) deteriorate the quality of the premises, or (z) impact the business continuity of Sublessor. If the Lease requires the consent of Landlord for an alteration or improvement, Sublessee shall not make such alteration or improvement without the consent of Landlord.

            13.   Electricity.

            A. Sublessor acknowledges that Sublessee currently receives low cost electricity (the savings realized for the period commencing on the Commencement Date and ending on the last Delivery Date is referred to as the "Energy Saving") pursuant to that certain New York City Public Utility Service Power Service

Agreement, dated as of August 1, 1995 (the "Power Agreement"), by and between The City of New York, Acting by and through its Public Utility Service (the "City") and Donaldson, Lufkin & Jenrette, Inc., which Power Agreement does not permit for the resale of such electricity to Sublessor. Notwithstanding the Assignment of the Lease, the parties will endeavor to keep the Power Agreement in place until the last Delivery Date.

            B. Commencing on the Commencement Date, Sublessee shall be entitled to a credit against the rent payable under the Sublease in an amount equal to Sublessor's pro rata share (which will be based on relative square footage of the Leased Premises leased by each party) of any costs on account of electricity for the Leased Premises incurred pursuant to the Power Agreement and payable by Sublessee to the City.

            C. Upon the last Delivery Date, or such earlier date required pursuant to the Power Agreement or the City, Sublessor, agrees and acknowledges that it shall be responsible for obtaining other arrangements for the provision of electricity to the Demised Premises. From and after the date Sublessor obtains such other arrangements for the provision of electricity to the Leased Premises, any costs on account of such electricity shall be shared by Sublessor and Sublessee on a pro rata basis (which will be based on relative square footage of the Leased Premises leased by each party), such amount to be computed and paid in accordance with the provisions of the Lease.

            D. In the event Subtenant is required to disgorge all or any portion of the Energy Savings realized as a result of the receipt of electricity pursuant to the Power Agreement, Sublessor shall reimburse Sublessee for its pro rata share of costs incurred in connection therewith (which will be based on the relative share of Energy Savings realized by each party).

            14.   Parking.

            The parking spaces and the usage of the parking exits, corridors and access points assigned pursuant to the assignment of the Parking Agreement shall be subleased by Sublessor to Sublessee for the duration of the Term of this Sublease and shall be released to Sublessor proportionately upon the Initial Space Delivery Date, the Second Space Delivery Date, and the last Partial Block Delivery Date. Sublessee shall comply with the terms of the Parking Agreement and shall not suffer or permit a default thereunder beyond any applicable notice and grace periods.


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

            15.   Representations and Warranties.

            Sublessee hereby represents and warrants to Sublessor that the person signing this Sublease on behalf of Sublessee has the full right and authority to execute this Sublease on behalf of Sublessee, and that this Sublease constitutes a valid and binding obligation of Sublessee enforceable against Sublessee in accordance with its terms. Sublessor hereby represents and warrants to Sublessee that the person signing this Sublease on behalf of Sublessor has the full right and authority to execute this Sublease on behalf of Sublessor, and that this Sublease constitutes a valid and binding obligation of Sublessor enforceable against Sublessor in accordance with its terms.

            16.   Sublessee's and Sublessor's Additional Covenants.

            A. Sublessee hereby assumes and agrees to perform and comply with all of the terms, covenants and conditions of the Lease on the part of the tenant thereunder to be performed and observed, other than as expressly set forth in this Sublease.

            B. Sublessee will not do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might constitute a default under the Lease or cause the Lease or the rights of Sublessor, as tenant thereunder, to be terminated or which would or might cause Sublessor to become liable for any damages, costs, claims or penalties or would or might increase the fixed rent, additional rent or other charges or obligations of Sublessor, as tenant under the Lease, or would or might adversely affect or reduce any of Sublessor's rights or benefits under the Lease.

            C. Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising from the use or occupancy by Sublessee of the Demised Premises or the Building or from any work or thing done or any condition created by or any other act or omission of Sublessee or its employees, agents, contractors, visitors or licensees, in or about the Demised Premises or any other part of the Building, or from any breach of its obligations under this Sublease. Notwithstanding the foregoing, Sublessee shall not indemnify Sublessor for consequential or punitive damages. The provisions of this subsection C shall survive the expiration or earlier termination of this Sublease.


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            D. Sublessor shall defend, indemnify and hold Sublessee harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising from the use or occupancy by Sublessor of the Demised Premises or the Building or from any work or thing done or any condition created by or any other act or omission of Sublessor or its employees, agents, contractors, visitors or licensees, in or about the Demised Premises or any other part of the Building, or from any breach of its obligations under this Sublease. Notwithstanding the foregoing, Sublessor shall not indemnify Sublessee for consequential or punitive damages. The provisions of this subsection D shall survive the expiration or earlier termination of this Sublease.

            E. Sublessor shall perform and comply with all of the terms, covenants and conditions of the Lease on its part to be performed and observed, other than to the extent that any failure to perform shall have resulted from any default by Sublessee hereunder, and Sublessor will not do anything that would cause the Lease to be terminated or modified so as to adversely affect the rights of Sublessee under this Sublease.

            F. Sublessor and Sublessee each promptly shall furnish to the other copies of any notices of default given by Landlord to Sublessor or Sublessee, as the case may be.

            G. Sublessor shall pay all commercial rent and occupancy tax payable in connection with the rent payable under the Lease and shall hold harmless Sublessee from liability for any such taxes.

            H. Sublessee shall pay all commercial rent and occupancy tax payable in connection with the rent payable under the Sublease and shall hold harmless Sublessor from liability for any such taxes.

            17.   Termination of Sublease.

            A. In the event of a termination, re-entry or dispossess of Sublessor, as tenant under the Lease, by Landlord, Landlord may, at its option, take over all of the right, title and interest of Sublessor under the Sublease and Sublessee, at Landlord's option, shall attorn to Landlord pursuant to the terms of the Sublease, except that Landlord shall not be:

            (i) liable for any act or omission of Sublessor under the Sublease;


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            (ii) subject to any defense or offsets which Sublessee may have against Sublessor;

            (iii) bound by any previous payment which Sublessee may have made to Sublessor more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord;

            (iv) bound by any obligation to make any payment to or on behalf of Sublessee;

            (v) except as specifically set forth in the Lease, bound by any obligation to perform any work or to make improvements to the Demised Premises, or portion thereof demised by the Sublease, or

            (vi) bound to return Sublessee's security deposit, if any, until such deposit has come into its actual possession and Sublessee would be entitled to such security deposit pursuant to the terms of the Sublease.

            18.   Remedies.

            If Sublessee defaults in the performance of any of the terms, covenants or conditions of this Sublease or the Lease beyond any applicable notice and cure period, Sublessor shall be entitled to exercise any and all of the rights and remedies to which it is entitled at law or in equity, and also any and all of the rights and remedies specifically provided for in the Lease with the same force and effect as if herein specifically set forth in full, and wherever in the Lease rights and remedies are given to Landlord, the same shall be deemed to refer to Sublessor, provided, however, that Sublessor shall have no right to exercise remedies relating to repossession of the Demised Premises prior to the Final Termination Date.

            19.   Broker.

                  No brokerage commission is payable with respect to this Sublease.

            20.   Notices.

            All notices, requests, approvals, waivers, consents, deliveries, payments or other communications ("Notices") that either party is required or desires to send to the other in connection with this Sublease shall be in writing, duly executed by the party sending the notice, and sent by (i) hand delivery, against a signed receipt, (ii) certified or registered mail, return receipt requested, or (iii) a nationally recognized overnight courier service providing a signed receipt of delivery, addressed as follows:

To Sublessor:     The Chase Manhattan Bank
                  270 Park Avenue
                  New York, New York 10017
                  Attention: William C. Viets, Esq.

With a copy to:   The Chase Manhattan Bank
                  2 Chase Manhattan Plaza
                  New York, New York 10081
                  Attention: Ms. Leslie Whatley

With an additional
copy to:          The Chase Manhattan Bank
                  2 Chase Manhattan Plaza
                  New York, New York 10081
                  Attention: Peter I. Reiter, Esq.

With a copy to:   Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, New York 10022
                  Attention: Andrew J. Green, Esq.

To Sublessee:     Credit Suisse First Boston (USA), Inc.
                  277 Park Avenue
                  New York, New York 10172
                  Attention: Raj J. Vakharia

With a copy to:   Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, New York 10036
                  Attention: Wallace L. Schwartz, Esq.

Any such notice, demand or request shall be deemed to have been rendered or given on the date received, in the case of personal delivery or delivery by national recognized courier service, or on the date which is three (3) business days after mailing. The persons designated for receipt of such notices, demands or requests and the addresses to which they shall be given or made may be changed or supplemented by notice given to each of the other parties listed in paragraph (a) of this Section and such changes shall take effect three (3) business days after such notice is given.

            21.   Quiet Enjoyment.

            Provided that Sublessee is not in default hereunder, Sublessee may peaceably and quietly enjoy the Demised Premises, subject to the Lease and all matters to which the Lease is subject, the rights of any superior mortgagee or superior lessor and the terms and conditions of this Sublease.

            22.   Termination of Lease.

            In the event of and upon the termination or cancellation of the Lease pursuant to any of the provisions thereof, whether or not the Commencement Date of this Sublease shall have occurred, this Sublease shall automatically expire and terminate and shall be of no further force and effect, and Sublessee shall have no claim against Sublessor of any kind whatsoever.

            23.   Surrender.

            Upon the expiration or other termination of this Sublease, Sublessee shall quit and surrender the Demised Premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, vacant and otherwise in accordance with the terms and conditions of this Sublease and the Assignment. Sublessee's obligations under this provision shall survive the expiration or earlier termination of this Sublease. Sublessee hereby acknowledges that, at its expense, it shall have the right, but not the obligation, to remove art work, personal property not affixed to the Leased Premises and IT equipment (other than cabling). By way of clarification, Sublessee shall not be required to remove any fixtures, built-ins, filing cabinets, carpeting, wall treatments, cabling, raised floors, or any other personal property. Sublessee shall not have the right to remove any other fixtures or equipment from the Demised Premises

            24.   No Waiver.

            The failure of either party to insist upon the strict performance or observance of any obligation of the other party under this Sublease or to exercise any right or other remedy under or with respect to this Sublease shall not be construed as a waiver or relinquishment for the future of that obligation, right or other remedy of either party. Sublessor's receipt and acceptance of any rent, or acceptance of perfor-mance by Sublessor of any obligation, with knowledge of Sublessee's breach or default under this Sublease, shall not be construed as a waiver of that breach or default. No waiver by either party of any provision of this Sublease shall be deemed to have been made unless specifically expressed in a writing signed by the waiving party.

            25.   No Oral Change.

            This Sublease cannot be changed orally or in any manner other than by a written agreement executed by both parties.

            26. Successors and Assigns.

            Except as may be otherwise specifically provided in this Sublease, the provisions of this Sublease shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of Sublessor's interest in the Assignment, Sublessor shall be released and discharged from all covenants, conditions and agreements of Sublessor under this Sublease arising from and after the effective date of such assignment or transfer, provided, however, that such covenants, conditions and agreements arising from and after the effective date of such assignment or transfer shall be deemed to be assumed by and to be binding upon such assignee or transferor.

            27. Interpretation.

            A. This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

            B. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

            C. The captions, headings and titles contained in this Sublease, if any, are solely for convenience of reference and shall not affect its interpretation.

            D. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted.

            28. Execution and Delivery.

            The submission to Sublessee of this Sublease shall not constitute an option or offer for the subleasing of the Demised Premises, and the execution and/or delivery of this Sublease by Sublessee shall have no binding force or effect on Sublessor unless and until Sublessor and Sublessee shall have (i) executed this Sublease and (ii) delivered a fully-executed counterpart to each other.

            29. Counterparts.

            This Sublease may be executed in one or more counterparts, each of which shall constitute an original hereof and all of which, taken together, shall constitute one and the same instrument.

            IN WITNESS WHEREOF, Sublessor and Sublessee have executed and delivered this Sublease as of the date first above written.

                                       SUBLESSOR:

                                       THE CHASE MANHATTAN BANK, a New
                                       York banking corporation


                                       By: _________________________________
                                             Name:
                                             Title:

                                       SUBLESSEE:

                                       CREDIT SUISSE FIRST BOSTON (USA),
                                       INC., a Delaware corporation


                                       By: _________________________________
                                             Name: George P. Twill
                                             Title: Managing Director